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                                                                    Exhibit 99.1

                                THE TALBOTS, INC.

      CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT
                TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         This Certification is to accompany the Quarterly Report of The Talbots, Inc. (the "Company") on Form 10-Q for the period ending May 3, 2003 as filed with the Securities and Exchange Commission (the "Report").

         I, Arnold B. Zetcher, Chairman of the Board, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Arnold B. Zetcher
---------------------------------------
Arnold B. Zetcher
Chairman of the Board, President and Chief Executive Officer,
The Talbots, Inc.

June 16, 2003

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company.

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